UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Broken Sound Parkway, NW Suite A

Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-994-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At its meeting held on February 12, 2009, the Compensation Committee of the Board of Directors of Q.E.P. Co., Inc. approved the grant of 162,500 shares of restricted stock to Lewis Gould, its Chairman and Chief Executive Officer, pursuant to the Q.E.P. Co., Inc. Omnibus Stock Plan of 1996. The value of the grant of restricted stock is $160,875.00 representing such shares at $.99 per share, the closing market price of the Company’s common stock on the date of the grant. The restricted stock was fully vested upon grant. The restricted stock was granted in lieu of a cash payment for the remaining portion of the fiscal year 2008 bonus owed to Mr. Gould.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.

Dated: February 17, 2009	By:	/s/ Lawrence P. Levine
	Name:	Lawrence P. Levine
	Title:	Senior Vice President and General Counsel